                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Biogen Idec Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-106794, 333-110432, 333-110433, 333-97211, 333-65494, 333-47904 and
333-81625) on Form S-8, in the registration statement (No. 333-107098) on Form S-4, and in the registration statements (Nos. 333-89792 and 333-85339) on Form S-3 of IDEC Pharmaceuticals Corporation of our report dated January 29, 2003, relating to the consolidated balance sheets of IDEC Pharmaceuticals Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2002, and the related consolidated financial statement schedule, which report appears in the 2002 Annual Report on Form 10-K of IDEC Pharmaceuticals Corporation.


/s/ KPMG LLP
KPMG LLP

San Diego, California
March 9, 2004